Exhibit (a)(1)(C)

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                       TENDER OF LIMITED PARTNERSHIP UNITS
                                       OF
                               SECURED INCOME L.P.
                                       TO
                      WEST PUTNAM HOUSING INVESTORS II LLC
                    (Not to be used for Signature Guarantees)

      This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing Limited Partnership Units (the "Units") of Secured Income L.P., a Delaware limited partnership, are not immediately available (or if the procedure for book-entry transfer cannot be completed on a timely basis), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). Such form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                      MMS Escrow and Transfer Agency, Inc.

                                   By Hand or
      By Mail:                By Overnight Courier:             By Facsimile:

   P.O. Box 7090             1845 Maxwell, Suite 101           (248) 614-4536
Troy, MI 48007-7090            Troy, MI 48084-4510

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in Section 3 of the Offer to Purchase) and certificates representing the Units to the Depositary within the time period specified herein. Failure to do so could result in a financial loss to the Eligible Institution.

Ladies and Gentlemen:

      The undersigned hereby tenders to West Putnam Housing Investors II LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 26, 2000, (the "Offer to Purchase") and the related Letter of Transmittal and Assignment of Partnership Interests (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Units specified below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Units ______________              Name(s) of Record Holder(s)

Certificate No(s). (if available) ________  ____________________________________

                                                 (Please type or Print)

__________________________________________  Address(es)

                                            ____________________________________

                                            ____________________________________

|_| Check box if Units will be tendered                     (Zip Code)
    by book-entry transfer.

Name of Tendering Institution:              Area Code and Tel. No(s).

__________________________________________  ____________________________________

Account Number _______________              Signature(s)

                                            ____________________________________

                                            ____________________________________

Date:  _______________________, 2000

                                    GUARANTEE
                    (Not to be used for signature guarantee)

      The undersigned, a member in good standing of the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"), (a) represents that the above named person(s) own(s) the Units tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) represents that such tender of Units complies with Rule 14e-4 under the Exchange Act, and
(c) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Units tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Units into the Depositary's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent's Message in the case of a book-entry transfer, and any other required documents, within three Nasdaq National Market trading days after the date hereof.


_________________________________________    ___________________________________
           (Name of Firm)                          (Authorized signature)

_________________________________________    ___________________________________
           (Address)                              (Printed or Typed Name)

_________________________________________    ___________________________________
           (Zip code)                                      (Title)

_________________________________________    Date:________________________, 2000
           (Area Code and Tel. No.)

     NOTE: DO NOT SEND CERTIFICATES FOR UNITS WITH THIS NOTICE OF GUARANTEED
       DELIVERY. CERTIFICATES REPRESENTING UNITS SHOULD BE SENT WITH YOUR
          LETTER OF TRANSMITTAL AND ASSIGNMENT OF PARTNERSHIP INTEREST.


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